Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made on 12 June 2026

BETWEEN:

1.	INVENTIVA, a limited company (société anonyme) incorporated under the laws of France, having its registered office at 50, rue de Dijon – 21121 DAIX, France, registered under single identification number 537 530 255 RCS Dijon;

(hereinafter referred to as the "Issuer" or the "Company")

ON THE FIRST PART

AND

2.	KREOS CAPITAL VIII (UK) LTD, a company incorporated in England and Wales under registration number 16637390 whose registered office is at 5 Churchill Place, 10th Floor, London, United Kingdom, E14 5HU,

3.	Claret European Specialty Lending Company IV, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F, route d'Esch, L-1471 Luxembourg, registered under identification number B291023,

4.	Claret Kermode Specialty Lending Company II, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F Route d'Esch, L-1471 Luxembourg, registered under identification number B291766,

(hereinafter referred to as the "Amortized Bonds Subscribers")

5.	KREOS CAPITAL VIII (UK) LTD, a company incorporated in England and Wales under registration number 16637390 whose registered office is at 5 Churchill Place, 10th Floor, London, United Kingdom, E14 5HU

6.	Claret European Specialty Lending Company IV, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F, route d'Esch, L-1471 Luxembourg, registered under identification number B291023,

7.	Claret Kermode Specialty Lending Company II, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F Route d'Esch, L-1471 Luxembourg, registered under identification number B291766,

(hereinafter referred to as the "OCA Subscribers")

8.	Kreos Capital VIII Aggregator SCSp, a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, registered under identification number B297897,

9.	Claret European Growth Capital Fund IV Aggregator LP, a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d'Esch - L - 1471 Luxembourg, registered under identification number B282781,

10.	Claret Kermode Fund II, SCSp., a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d'Esch - L - 1471 Luxembourg, registered under identification number B291268,

(hereinafter referred to as the "Warrants Subscribers")

(Amortized Bonds Subscribers, OCA Subscribers and Warrants Subscribers being hereinafter referred to as the "Subscribers")

ON THE SECOND PART

11.	GLAS SAS, a simplified joint-stock company (société par actions simplifiée) incorporated under the laws of France under registration number 838 225 290 whose registered office is at 41 Avenue George V 75008 Paris, France;

(hereinafter referred to as "Security Agent")

ON THE THIRD PART

The Issuer, Subscribers and Security Agent being hereinafter referred to individually as a "Party" and collectively as the "Parties".

WHEREAS:

(A)	Pursuant to a subscription agreement dated 2 June 2026, entered into notably between each of the Subscribers, the Issuer, the Security Agent, and the Calculation Agent (as such terms are defined therein) (the "Subscription Agreement"), the Issuer established a bond issuance programme for a maximum principal amount of one hundred and fifty million euros (€150,000,000), of which (x) a committed principal amount of one hundred and thirty million euros (€130,000,000), pursuant to (i) a bond issue agreement for a nominal amount of forty million euros (€40,000,000) entered into on 2 June 2026 between the Issuer, and Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l., acting as subscribers (Tranche B Amortized Bonds Subscribers), and Glas SAS, acting as Security Agent, entitled Tranche B Amortized Bonds Issue Agreement, (ii) a bond issue agreement for a nominal amount of fifty-five million euros (€55,000,000) entered into on 2 June 2026 between the Issuer, Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l., acting as subscribers (Tranche C Amortized Bonds Subscribers), and Glas SAS, acting as Security Agent, entitled Tranche C Amortized Bonds Issue Agreement, and (iii) a convertible bond issue agreement for a nominal amount of thirty-five million euros (€35,000,000) entered into on 2 June 2026 between the Issuer, and Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l., acting as subscribers (OCA Subscribers), and Glas SAS, acting as Security Agent, entitled OCA Issue Agreement, and (y) a maximum principal amount of twenty million euros (€20,000,000) in the form of an additional tranche pursuant to a bond issue agreement that may be entered into by the Subscribers and which is not subject to a subscription commitment (hereinafter collectively referred to, together with the Subscription Agreement, as the "Issue Agreements" and individually an "Issue Agreement").

(B)	The Parties now wish to amend the Subscription Agreement, the Tranche B Amortized Bonds Issue Agreement and the Tranche C Amortized Bonds Issue Agreement notably to amend (i) the definition of “Assignment of Cash Agreement” and (ii) the Market Capitalisation testing mechanism in relation to the covenants on the terms set forth in this amendment agreement (the "Amendment Agreement").

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1	Definitions

For the purposes of this Amendment Agreement, unless otherwise defined herein or the context requires otherwise, capitalised words and expressions used shall have the meanings ascribed to them in the Subscription Agreement, the Tranche B Amortized Bonds Issue Agreement or the Tranche C Amortized Bonds Issue Agreement from time to time as amended on the date hereof (as the same may be amended, varied or supplemented from time to time).

1.2	Construction

1.2.1	The interpretation and construction provisions of section 1 (Definitions and Interpretation) of the Subscription Agreement shall apply to this Amendment Agreement as if set out in full herein.

1.2.2	Unless a contrary indication appears, a reference in this Amendment Agreement to any person shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

2	amendment to the Subscription Agreement

2.1	The Parties agree to make the following amendment to the Subscription Agreement:

(a)	Amendment to section 1.1 of the Subscription Agreement

The definition of “Assignment of Cash Agreement” under Section 1.1 of the Subscription Agreement is amended and replaced as follows (the amended section is underlined for information purpose only):

Assignment of Cash Agreement means the assignment of cash as way of security (cession de somme d’argent à titre de garantie) agreement to be entered into between the Issuer and the Masse of Tranche B Amortized Bonds Holders (as set out under Article 13.1 of the Tranche B Amortized Bonds Issue Agreement).

(b)	Amendment to section 4.1.9.1 of the Subscription Agreement

Section 4.1.9.1 of the Subscription Agreement is amended and replaced as follows (the amended section is underlined for information purpose only):

As long as any amount is or may be outstanding under the Issue Documents, the Issuer shall maintain a minimum cash and cash equivalent amount of EUR 30,000,000 at all times with the following repartition and shall grant to any person designated by the Representative in a list (provided that (i) the Representative may update from time to time such list of people by notification to the Issuer and (ii) such list shall contain four (4) people at any time) on each Business Day and at such Representative's request, access to such cash amount for the purposes of testing compliance with the provisions of this clause:

(i)	This amount will be held in one or more accounts located in Luxembourg on which the Holders shall have a perfected Security.

(ii)	Notwithstanding the above, the accounts shall continue to operate subject to the terms of the Security Documents.

(iii)	In particular:

(a)	the Issuer shall be entitled to freely access, operate and dispose of the accounts; and

(b)	no Holder shall have any right to interfere with, restrict or condition the operation of the accounts by the Issuer, unless and until the enforcement of the Security Interest;

For the avoidance of doubt, any information relating to the accounts or otherwise obtained by any Holder in the course of any review, monitoring or due diligence conducted pursuant to this Subscription Agreement:

(i)	is provided for information purposes only; and

(ii)	except in the context of Security Interest, shall not be relied upon by any Holder to challenge, restrict or otherwise affect the validity, performance or enforceability of any transaction, operation or instruction carried out by the Issuer in respect of the accounts in compliance with the terms of this Subscription Agreement;

~~This covenant (i) shall cease to apply upon the Issuer delivering a written notice to the Holders evidencing that it has achieved a Market Capitalisation of at least EUR 2,000,000,000 determined by reference to the Market Capitalisation as the close of trading on each Trading Day over a period comprising fifteen (15) consecutive Trading Days and (ii) shall immediately and automatically re-apply should Market Capitalisation as at the close of trading fall below EUR 2,000,000,000 over a period comprising seven (7) consecutive Trading Days (and the Issuer shall promptly notify the Holders of the occurrence of such re-application);~~

The covenant shall no longer apply if the Issuer’s Market Capitalization exceeds €2 billion and shall reapply if the Issuer’s Market Capitalization subsequently goes below €2 billion. The testing procedures below define the calculation method to be used by the Equity-Linked Calculation Agent to govern the disapplication and reapplication of the covenant.

For the purposes of calculation of the foregoing, from (and including) the first Monthly Testing Date and until such date on which no Amortized Bonds or Convertible Bonds remain outstanding, the determination as to whether this covenant shall be made as follows:

(i)	if, as determined by the Equity-Linked Calculation Agent no later than the Trading Day immediately following each Monthly Testing Date, one or more Qualifying Trading Days have occurred during the relevant Monthly Testing Period for such Monthly Testing Date, then, if the last Qualifying Trading Day to have occurred in such Monthly Testing Period was a Trading Day on which:

(A)	the €2bn+ MC Test was satisfied, then this covenant shall not apply; or

(B)	the Sub €2bn MC Test was satisfied, then this covenant shall apply,

in each case from (and including) such Monthly Testing Date, subject to any subsequent operation of this sub-paragraph (i) and sub-paragraph (ii) below; and

(ii)	if on any Trading Day (other than a Monthly Testing Date) falling after the first Monthly Testing Date (any such Trading Day, an “Ad Hoc Testing Date”), either the Issuer or any Holder submits (by no later than 12:00 noon Paris time on such Trading Day, failing which such submission shall be deemed to have occurred on the immediately following Trading Day, which shall be the relevant Ad Hoc Testing Date) to the Equity-Linked Calculation Agent at calculation.agent@conv-ex.com (or to such other email address as may be notified from time to time to the Holders in accordance with Clause 8.1) reasonable evidence that the last Qualifying Trading Day to have occurred prior to such Ad Hoc Testing Date was a Trading Day on which:

(A)	the €2bn+ MC Test was satisfied, then (upon verification thereof by the Equity-Linked Calculation Agent no later than the Trading Day immediately following such Ad Hoc Testing Date) this covenant (if in effect immediately prior to such Ad Hoc Testing Date) shall not apply; or

(B)	the Sub €2bn MC Test was satisfied, then (upon verification thereof by the Equity-Linked Calculation Agent as aforesaid) this covenant (if not in effect immediately prior to such Ad Hoc Testing Date) shall apply, in each case from (and including) such Ad Hoc Testing Date, subject to any subsequent operation of this sub-paragraph (ii) and sub-paragraph (i) above.

If at any time there is a change in application of this covenant as compared to the immediately preceding period, the Issuer shall promptly give notice thereof to the Holders in accordance with Clause 8.1.

For the purpose of the above:

The “Sub €2bn MC Test” shall be satisfied on any Trading Day (for the purposes of this definition, the “Relevant Trading Day”) if, on each of the seven (7) consecutive Trading Days immediately preceding and ending on (and including) a Relevant Trading Day, the Market Capitalisation determined by reference to the Closing Price on such Trading Day is less than EUR 2,000,000,000, as determined by the Equity-Linked Calculation Agent;

The “€2bn+ MC Test” shall be satisfied on any Trading Day (for the purposes of this definition, the “Relevant Trading Day”) if, on each of the fifteen (15) consecutive Trading Days immediately preceding and ending on (and including) the Relevant Trading Day, the Market Capitalisation determined by reference to the Closing Price on such Trading Day is equal to or greater than EUR 2,000,000,000, as determined by the Equity-Linked Calculation Agent; and

“Closing Price” means, on any Trading Day, the closing price (or, if not available, the last available trading price) of the Shares on the Relevant Exchange in respect thereof as published by or derived from (i) Bloomberg page HP (or any successor page) (setting “PR005 Last Price”, or any successor setting) in respect of the Relevant Exchange in respect thereof (such page being as at the Issue Date, in the case of the Share, IVA FP Equity HP), as determined by the Calculation Agent, or, (ii) if the Closing Price cannot be determined as aforesaid, such Relevant Exchange in respect thereof, all as determined by the Equity-Linked Calculation Agent;

“Monthly Testing Date” means the 15th calendar day of each calendar month (or, this is not a Trading Day, the immediately following Trading Day), commencing on 15 July 2026;

“Monthly Testing Period” means, in relation to any Monthly Testing Date (the “Relevant Monthly Testing Date”), the period from (and including) the immediately preceding Monthly Testing Date (or, if the Relevant Monthly Testing Date is 15 July 2026, the first Drawdown Date) to (but excluding) the Relevant Monthly Testing Date; and

“Qualifying Trading Day” means any Trading Day on which the Sub €2bn MC Test or, as the case may be, the €2bn+ MC Test is satisfied.

2.2	Subject to the terms of this Amendment Agreement, the Subscription Agreement therein remains unchanged and in full force and effect and with effect from the date of this Amendment Agreement references in the Subscription Agreement to "this Agreement", "hereunder", "herein" and like terms or to any provision of the Subscription Agreement shall be construed as references to the Subscription Agreement as amended and by this Amendment Agreement.

3	amendmentS to the TRANCHE B AMORTIZED BONDS ISSUE AGREEMENT

3.1	The Parties agree to make the following amendment to the Tranche B Amortized Bonds Issue Agreement:

(a)	Amendment to section 1.1 of the Tranche B Amortized Bonds Issue Agreement

The definition of “Masse of Tranche B Amortized Bonds Holders” is added as follows (the amended section is underlined for information purpose only):

Masse of Tranche B Amortized Bonds Holders has the meaning ascribed to it in Article 13.1.1

(b)	Amendment to Article 6.5 of the Tranche B Amortized Bonds Issue Agreement

Article 6.5 of the Tranche B Amortized Bonds Issue Agreement is amended and replaced as follows (the amended section is underlined for information purpose only):

On the Drawdown Date, the Issuer shall also assign by way of security to the Masse of Tranche B Amortized Bonds Holders the final Monthly Repayment amount, making the assumption that the Interest Only Period shall end on 31 March 2027, in accordance with articles 2374 to 2374-6 of the French Civil code (Code civil), which shall accordingly be held by it and applied in or towards payment of the last repayment in respect of the Tranche B Amortized Bonds issued on the Drawdown Date.

(c)	Amendment to Article 13.1.1 of the Tranche B Amortized Bonds Issue Agreement

Article 13.1.1 of the Tranche B Amortized Bonds Issue Agreement is amended and replaced as follows (the amended section is underlined for information purpose only):

In accordance with the provisions of Article L.228-46 of the French Code de Commerce, the Holders shall form a group (masse) with legal personality (the “Masse of Tranche B Amortized Bonds Holders”) represented by the Representative (representant de la masse) (the “Representative”) which appointment and powers are defined hereafter.

3.2	Subject to the terms of this Amendment Agreement, the Tranche B Amortized Bonds Issue Agreement therein remains unchanged and in full force and effect and with effect from the date of this Amendment Agreement references in the Tranche B Amortized Bonds Issue Agreement to "this Agreement", "hereunder", "herein" and like terms or to any provision of the Tranche B Amortized Bonds Issue Agreement shall be construed as references to the Tranche B Amortized Bonds Issue Agreement as amended by this Amendment Agreement.

4	amendmentS to the TRANCHE C AMORTIZED BONDS ISSUE AGREEMENT

4.1	The Parties agree to make the following amendment to the Tranche C Amortized Bonds Issue Agreement:

(a)	Amendment to section 1.1 of the Tranche C Amortized Bonds Issue Agreement

The definition of “Masse of Tranche C Amortized Bonds Holders” is added as follows (the amended section is underlined for information purpose only):

Masse of Tranche C Amortized Bonds Holders has the meaning ascribed to it in Article 13.1.1

(b)	Amendment to Article 6.6 of the Tranche C Amortized Bonds Issue Agreement

Article 6.6 of the Tranche C Amortized Bonds Issue Agreement is amended and replaced as follows (the amended section is underlined for information purpose only):

On the Drawdown Date, the Issuer shall also assign by way of security to the Masse of Tranche C Amortized Bonds Holders the final Monthly Repayment amount, making the assumption that the Interest Only Period shall end on 31 March 2027, in accordance with articles 2374 to 2374-6 of the French Civil code (Code civil), which shall accordingly be held by it and applied in or towards payment of the last repayment in respect of the Tranche C Amortized Bonds issued on the Drawdown Date.

(c)	Amendment to Article 13.1.1 of the Tranche C Amortized Bonds Issue Agreement

Article 13.1.1 of the Tranche C Amortized Bonds Issue Agreement is amended and replaced as follows (the amended section is underlined for information purpose only):

In accordance with the provisions of Article L.228-46 of the French Code de Commerce, the Holders shall form a group (masse) with legal personality (the “Masse of Tranche C Amortized Bonds Holders”) represented by the Representative (representant de la masse) (the “Representative”) which appointment and powers are defined hereafter.

4.2	Subject to the terms of this Amendment Agreement, the Tranche C Amortized Bonds Issue Agreement therein remain unchanged and in full force and effect and with effect from the date of this Amendment Agreement references in the Tranche C Amortized Bonds Issue Agreement to "this Agreement", "hereunder", "herein" and like terms or to any provision of the Tranche C Amortized Bonds Issue Agreement shall be construed from time to time as references to the Tranche C Amortized Bonds Issue Agreement from time to time as amended and by this Amendment Agreement.

5	representations and warranties

5.1	The Issuer makes the representations and warranties contained in section 5 (Representations and warranties) of the Subscription Agreement as of the date hereof to the Subscribers and acknowledges that the Subscribers have entered into this Amendment Agreement in reliance of those representations and warranties.

5.2	No Event of Default is continuing or is reasonably likely to result from the entry into this Amendment Agreement or the entry into, the performance of, or any transaction contemplated by, this Amendment Agreement.

6	Scope of this Amendment Agreement

6.1	This Amendment Agreement is limited as specified herein and shall not otherwise constitute a modification, acceptance or waiver of any other provision of the Subscription Agreement or any other document or agreement.

6.2	Except as expressly amended in this Amendment Agreement, the terms and conditions of the Issue Documents remain unchanged and in full force and effect and the rights and obligations of each party to any Issue Document shall not be affected or impaired by the execution, delivery or performance of this Amendment Agreement.

6.3	The execution and entry into force of this Amendment Agreement shall not operate as a novation with respect to the Subscription Agreement and any other Issue Document.

6.4	From the date of this Amendment Agreement, the Subscription Agreement and this Amendment Agreement will be read and construed as one document.

7	miscellaneous

7.1	This Amendment Agreement is an “Issue Document” and any rights and obligations imposed herein shall be binding on all Parties.

7.2	The Parties agree that the provisions of sections 7.1 and 6.3 of the Subscription Agreement shall apply to this Amendment Agreement mutatis mutandis as if set out in full and as if each reference to “Agreement” or “Issue Document” therein were a reference to this Amendment Agreement.

8	Law and Jurisdiction

8.1	This Amendment Agreement shall be governed by and construed in accordance with French law.

8.2	Any dispute concerning the validity, interpretation or performance of this Amendment Agreement will be submitted to the exclusive jurisdiction of the Tribunal de Commerce de Paris or the Tribunal des activités économiques de Paris (as applicable).

9	Electronic Signature

9.1	This Amendment Agreement is signed by the Parties by way of an electronic signature process implemented by DocuSign, a third party guaranteeing the security and the integrity of the numerical copy in accordance with article 1367 of the French Civil Code (Code civil) and the decree n°2017-1416 dated 28 September 2017 relating to electronic signature, implementing the Regulation (UE) n°910/2014 of the European Parliament and of the European Council dated 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market.

9.2	In accordance with paragraph 4 of article 1375 of the French Civil Code (Code civil), this Agreement has been established in one electronic original version, a copy of which will be delivered to each Party directly by DocuSign in charge of the implementation of the solution of electronic signature in accordance with the French regulation. Each Party shall take the measures best suited to guarantee that this Amendment Agreement is electronically signed by its legal representative or by any person duly authorized by a proxy, as mentioned above.

9.3	The Parties hereby duly agree and consent to sign this Amendment Agreement electronically and, therefore, waive their right to introduce any dispute, controversy, proceedings or claim relating to the reliability on the electronic signature process and/or the expression of their will to conclude this Amendment Agreement.

SIGNATURE PAGE

AMENDMENT AGREEMENT
TO THE SUBSCRIPTION AGREEMENT

This Amendment Agreement has been signed in electronic form through DocuSign, on the date set forth at the beginning of this Amendment Agreement.

/s/ Andrew Obenshain	/s/ Rajen Shah
Inventiva S.A.	Claret Kermode Fund II
By: Andrew Obenshain	By: Rajen Shah
Title: Chief Executive Officer (Directeur Général)	Title: Class A Manager

/s/ Aris Constantinides	/s/ Ross Ahlgren
For and on behalf of Kreos Capital VIII (UK) Ltd[1]	For and on behalf of Kreos Capital VIII (UK) Ltd[2]
By: BlackRock Investment Management (UK) Limited, its duly authorised attorney	By: BlackRock Investment Management (UK) Limited, its duly authorised attorney
Name: Aris Constantinides	Name: Ross Ahlgren
Title: Managing Director	Title: Managing Director

/s/ Rajen Shah	/s/ Gaffyn Price
Claret European Specialty Lending Company IV, S.à r.l.	Claret European Specialty Lending Company IV, S.à r.l.
By: Rajen Shah	By: Gaffyn Price
Title: Class A Manager	Title: Class B Manager

/s/ Rajen Shah	/s/ Johan Kampe
Claret European Growth Capital Fund IV Aggregator LP	Claret European Growth Capital Fund IV Aggregator LP
By: Rajen Shah	By: Johan Kampe
Title: Director of Claret Capital Partners Limited and Claret Investments Limited, designated members of CEGCF IV Aggregator (Scots) GP LLP, itself General Partner of CEGCF IV Aggregator LP	Title: Director of Claret Capital Partners Limited and Claret Investments Limited, designated members of CEGCF IV Aggregator (Scots) GP LLP, itself General Partner of CEGCF IV Aggregator LP

1 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

2 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

/s/ Aris Constantinides	/s/ Ross Ahlgren
For and on behalf of KREOS CAPITAL VIII Aggregator SCSp [3]	For and on behalf of KREOS CAPITAL VIII Aggregator SCSp [4]
By: BlackRock Investment Management (UK) Limited, its investment manager	By: BlackRock Investment Management (UK) Limited, its investment manager
Name: Aris Constantinides	Name: Ross Ahlgren
Title: Managing Director	Title: Managing Director

/s/ Rajen Shah	/s/ Gaffyn Price
Claret Kermode Specialty Lending Company II, S.à.r.l	Claret Kermode Specialty Lending Company II, S.à.r.l
By: Rajen Shah	By: Gaffyn Price
Title: Class A Manager	Title: Class B Manager

/s/ Gaffyn Price	/s/ Cheick Diallo
Claret Kermode Fund II	GLAS SAS
By: Gaffyn Price	By: Cheick Diallo
Title: Class B Manager	Title: Duly authorised

3 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

4 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.